UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9 , 2006 (March 8 , 2006)

CTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code: (574) 293-7511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, CTS Corporation and its lenders agreed to amend the credit agreement entered into by the parties on July 14, 2003 in order to increase the permitted level of unsecured debt under other agreements and to modify restrictions on dividends and other distributions. CTS and its lenders further agreed to amend the security agreement entered into by the parties as of that date in order to increase the level of collateral which may be held outside permitted collateral locations. Copies of the amendments are attached hereto as Exhibits 10(a) and 10(b).

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
                Not applicable.

(b)	Pro Forma Financial Information.
                Not applicable.

(c)    Exhibits.

The following exhibits are filed with this report:

            Exhibit No.   Exhibit Description
10(a)      Fourth Amendment to Credit Agreement
10(b)      Second Amendment to Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

    /s/  Richard G. Cutter
By:    Richard G. Cutter
   Vice President, Secretary
   and General Counsel

Date: March  9, 2006

EXHIBIT INDEX

Exhibit No.    Exhibit Description

10(a)        Fourth Amendment to Credit Agreement

10(b)        Second Amendment to Security Agreement